REVOLVING
COMMERCIAL NOTE

IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE A S A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

$5,000,000.00	September 26, 2003

FOR VALUE RECEIVED, on or before November 30, 2005 (hereinafter called "Date of Maturity") the undersigned (individually and collectively, the "Borrower") jointly and severally promise to pay to the order of UNITED BANK (the "Bank," which term shall include any holder of this Note) without offset, at the Bank's office located at 2071 Chain Bridge Road, Vienna, Virginia 22182 (or at such other address as the Bank shall designate), the principal sum of Five Million and no/100 Dollars ($5,000,000.00) (hereinafter called "Principal Sum"), or so much of that sum as the Bank may advance, together with interest on the principal balance outstanding from time to time at the rate provided in this Note.

INTEREST RATE. This Note shall bear interest on the principal balance outstanding from time to time, from the date of this Note until paid in full, a variable rate per annum equal, at all times, to the Prime Rate plus the Variance; provided, however, that at no time shall the interest rate on this Note be less than the Floor Rate. The "Prime Rate" shall mean that variable rate of interest published in The Wall Street Journal from time to time as the domestic prime rate under the heading "Money Rates". If The Wall Street Journal shall cease to publish the Prime Rate, the term "Prime Rate" shall thereafter mean the rate announced from time to time by the Bank as its prime rate of interest and evidenced by a certificate signed by any officer of the Bank setting forth said prime rate of interest in effect on any given date, whether or not such rate is otherwise published or announced. The Prime Rate is not necessarily the lowest rate charged by the Bank to borrowers. Each of the "Variance" and the "Floor Rate" means a rate per annum which is to be determined with reference to the number of consecutive fiscal quarters in which the Net Profit Goal has been achieved (each, a "Successful Quarter") as of the time of determination, as follows:

Number of Successful Quarters is ...	...then the Variance is:	...and the Floor Rate is:
2	1.25%	5.25%
3	1.00%	5.00%
4	0.75%	4.75%
5	0.50%	4.50%
0	1.50%	5.50%

As used herein, "Net Profit Goal" means quarterly net profits (as determined in accordance with GAAP), of Versar and its Consolidated Subsidiaries, of $200,000.00 or more. The interest rate on this Note will change, without notice, (i) in accordance with fluctuations in the Prime Rate then in effect, as and when said changes occur, and (ii) in accordance with changes in the Net Profit Goal, within five (5) days after receipt by the Bank of Versar's then most recent Form 10Q received by the Bank in accordance with Section VI(C)(1)(e) of the Loan Agreement, commencing with Versar's 10Q for the first quarter of 2004 (with a look-back to the fourth quarter of 2003).

Until such time as any 10Q to be received by the Bank in accordance with Section VI(C)(1)(e) of the Loan Agreement is in fact received, the Variance and Floor Rate shall be 1.50% and 5.50%, respectively. Each change in the Variance and Floor Rate shall take effect in the fiscal quarter next following the fiscal quarter of determination.

Interest on this Note shall be calculated on the basis of a 360-day year, for the actual number of days elapsed.

PAYMENT TERMS. The Borrower agrees to pay accrued interest beginning October 26, 2003, and on the same day of each consecutive month thereafter until this Note is paid in full. On the Date of Maturity, all outstanding principal, interest and fees under this Note shall be due and payable in full.

PREPAYMENT. The Borrower may pay the whole or any part of the outstanding indebtedness evidenced by this Note at any time without penalty by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

ADVANCES. The Borrower may borrow at any time and from time to time from the date hereof to the Date of Maturity, such amounts as the Borrower may request, subject to the provisions hereof and of the Loan Agreement.

DEFAULT. Each of the following events or conditions shall constitute a default ("Default") under this Note:

(a)          the failure to make any payment of principal, interest or any other amount due under this Note when such payment is due;

(b)          any default under the terms of any of the Loan Documents, or the failure to perform or observe any warranty, covenant, or other condition of any of the Loan Documents;

(c)          any default by the Borrower or any indorser or guarantor of the payment of this Note with respect to any Debt to the Bank (other than this Note) or to any other creditor or obligee;

(d)          the merger, consolidation, reorganization, dissolution, or termination of existence of any Party; or the pledge, lease or other disposition, without the prior written approval of the Bank, of all or substantially all of the assets of any Party;

(e)          any change, or any transaction which results or could result in a change, in the Control of any Party;

(f)          the determination by the Bank that any warranty, representation, certificate, statement or information provided by any Party or any Person on behalf of a Party to the Bank in connection with any of the Loan Documents, or to induce the Bank to make or extend or modify the terms of the loan evidenced by this Note, was false or misleading, or that any Party or any Person on behalf of a Party failed to provide or disclose any facts or information, which failure rendered such warranty, representation, certificate, statement or information misleading;

(g)          the inability of any Party to pay its debts as they mature, the insolvency of any Party, the filing of a petition by or against any Party under the provisions of any bankruptcy, reorganization, arrangement, insolvency, liquidation or similar law for relief of debtors, the appointment or application for appointment of any receiver for any Party or the property of any Party, the issuance or service of any attachment, levy, garnishment, tax lien or similar process against any Party or the property of any Party, the entry of a judgment against any Party, or an assignment for the benefit of creditors by any Party;

(h)          any agreement or other document granting the Bank security for the payment of this Note shall cease for any reason to be in full force and effect as such security with the priority stated to be created thereby, or the grantor of such security shall contest the validity or enforceability of the security or deny that it has any further liability or obligation under such agreement or other document;

(i)          any indorsement or guaranty of the payment of this Note shall cease for any reason to be in full force and effect, or any indorser or guarantor shall contest the validity or enforceability of the indorsement or guaranty or deny that it has any further liability or obligation under the indorsement or guaranty; or

(j)          the determination by the Bank that (i) there has occurred an adverse change in the financial condition of any Party, (ii) the value of any property securing this Note has been impaired, or (iii) there has occurred or developed an event or condition which impairs the prospect of payment or performance of any of the obligations of any Party under the Loan Documents.

ACCELERATION. At the option of the Bank, upon the occurrence of a Default as defined above, the full amount remaining unpaid on this Note shall become immediately due and payable without presentment, demand or notice of any kind; no additional advances shall be made to the Borrower under this Note; and the Bank may exercise any or all remedies available to it under applicable law and the Loan Documents.

ACCOUNT RECORD. The Bank shall maintain records of the dates and amounts of advances of principal and payments of principal and interest, the date to which interest has been paid, accrued interest, the unpaid principal balance, and any other account information. Such records shall be maintained unilaterally by the Bank without notice to the Borrower and shall be presumed to be correct, provided, however, any failure of the Bank to maintain such records or any error therein or in any notice hereunder shall not in any manner affect the obligation of the Borrower to pay this Note in accordance with the terms hereof.

IMMEDIATELY AVAILABLE FUNDS. The principal of and interest on this Note shall be payable in immediately available funds in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. The making of any payment in other than immediately available funds which the Bank, at its option, elects to accept shall be subject to collection, and interest shall continue to accrue until the funds by which payment is made are available to the Bank for its use.

ADJUSTMENT TO BILLING NOTICE. If, because a variable interest rate or the outstanding principal balance of this Note changes between the date of a billing notice and the end of a billing period or the Date of Maturity, the actual amount due and payable is different from the amount billed, then the amount billed must be paid. The next following billing notice shall be adjusted by the amount of the difference, or a supplemental billing notice or rebate, as the case may be, shall be sent to the Borrower following the Date of Maturity. A supplemental billing notice following the Date of Maturity shall be immediately due and payable in full.

APPLICATION OF PAYMENTS. Payments will be applied to interest, principal, and late charges and other charges due at the time such payments are received, in that order. All payments shall be applied to satisfaction of scheduled payments in the order in which they become due.

CONFESSION OF JUDGMENT. The Borrower appoints Richard E. Hagerty, Esquire, and Mary C. Zinsner, Esquire, either of whom may act, as its duly constituted attorney-in-fact with authority, in the name, place, and stead of the Borrower, to confess judgment in the office of the clerk of the Circuit Court of Fairfax County, Virginia against it, in the full amount due under this Note, upon the occurrence of a Default under this Note.

WAIVER. The Borrower and any indorser of this Note (i) waive presentment, demand, protest and notice of dishonor and protest, (ii) waive the benefit of their homestead exemptions as to this debt, (iii) waive any right which they may have to require the Bank to proceed against any other Party or any collateral given to secure the payment of this Note, and (iv) agree that, without notice to the Borrower or any indorser and without affecting the liability of the Borrower or any indorser, the Bank, at any time or times, may grant extensions of the time for any payment due on this Note or any other indulgence or forbearance, release any Party from the obligation to make payments on this Note, permit the renewal of this Note, or permit the substitution, exchange or release of any security for this Note.

LATE CHARGE; ATTORNEYS' FEES. If the Borrower fails to pay any amount due under this Note within 7 days of the date due, the Borrower shall pay to the Bank on demand a late charge equal to five percent (5%) of the amount due. The Borrower shall pay to the Bank on demand all costs incurred by the Bank, and reasonable attorneys' fees, in the collection or enforcement of this Note in the event of Default, whether or not suit is brought.

SET-OFF. The Bank will have the right, in addition to all other remedies permitted by law (including, without limitation, other rights of set-off), to set off the amount now or hereafter due under this Note or due under any other obligation of the Borrower to the Bank against any and all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Bank to the credit or for the account of the Borrower, without notice to or consent by the Borrower. In addition to the right of set-off, to secure the payment of this Note the Borrower assigns and grants to the Bank a security interest in all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Bank to the credit or for the account of the Borrower.

DEFINITIONS. The following terms, as used in this Note, have the following meanings:

"Consolidated Subsidiary" has the meaning set forth in the Loan Agreement.

"Control" of any Person means (i) ownership, control, or power to vote 20% or more of any class of voting securities of such Person, directly or indirectly or acting through one or more other Persons; (ii) control in any manner over the election or appointment of a majority of the directors, trustees, managers or general partners (or individuals exercising similar functions) of such Person; (iii) the direct or indirect power to exercise a controlling influence over the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; or (iv) conditioning in any manner the transfer of 20% or more of any class of voting securities of such Person upon the transfer of 20% or more of any class of voting securities of another Person.

"GAAP" has the meaning set forth in the Loan Agreement.

"Loan Agreement" means that certain Loan and Security Agreement dated as of September 26, 2003, between the Borrower and the Bank, and all modifications of, replacements for, and supplements to, said agreement. This Note is the "Note" referenced in the Loan Agreement.

"Loan Documents" means this Note, the Loan Agreement and any other instrument or agreement which now or hereafter evidences, governs, secures or guaranties the indebtedness evidenced by this Note, including any loan agreement, deed of trust, subordination agreement, security agreement or guaranty, and all renewals, extensions and modifications thereof and substitutions therefor.

"Party" means the Borrower, any indorser or guarantor of this Note, any grantor or debtor giving security for this Note, and any other obligor on any of the Loan Documents.

"Person" means an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization.

"Versar" has the meaning set forth in the Loan Agreement.

ADDITIONAL TERMS.

THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE, WHETHER SUCH SUIT, ACTION, PROCEEDING, OR COUNTERCLAIM IS INSTITUTED BY THE BANK, THE BORROWER OR ANY OTHER PARTY.

The Borrower and any indorser of this Note irrevocably (i) submit to the jurisdiction of any Virginia state court or federal court sitting in the Commonwealth of Virginia with respect to any suit, action, or proceeding relating to this Note, (ii) waive any objection which they may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum, (iii) waive the right to object that any such court does not have jurisdiction over them, and (iv) consent to the service of process in any such suit, action, or proceeding by the mailing of copies of such process to them by certified mail at the addresses indicated in this Note or at such other addresses of which the Bank shall have received notice. Nothing in this paragraph shall affect the Bank's right to serve process in any other manner permitted by law or to bring proceedings against the Borrower and indorsers in any other court having jurisdiction.

The proceeds of this Note shall be used to acquire or carry on a business, professional, investment, or commercial enterprise or activity.

The rights and remedies of the Bank under this Note, the other Loan Documents, and applicable law shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Bank of any or all such other rights or remedies. In the event any provision of this Note is held to be invalid, illegal, or unenforceable for any reason, then such provision only shall be deemed null and void and shall not affect any other provisions of this Note, which shall remain effective. No modification or waiver of any provision of this Note shall be effective unless it is in writing and signed by the Bank, and any such waiver shall be effective only in the specific instance and for the specific purpose for which it is given. The failure of the Bank to exercise its option to accelerate this Note as provided above, or to exercise any other option, right or remedy, in any one or more instances, or the acceptance by the Bank of partial payments or partial performance, shall not constitute a waiver of any Default, or the right to exercise any option, right or remedy at any time. The nouns, pronouns, and verbs used in this Note shall be construed as being of such number and gender as the context may require.

This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

WITNESS the following signatures and seals:

	VERSAR, INC.	[SEAL]

	By:	/s/ Theodore M. Prociv
Name: Thedore M. Prociv
Title: President

	GEOMET TECHNOLOGIES, LLC	[SEAL]

	By:	/s/ Theodore M. Prociv
Name: Thedore M. Prociv
Title: President

	VERSAR GLOBAL SOLUTIONS	[SEAL]

	By:	/s/ Theodore M. Prociv
Name: Theodore Prociv
Title: President

	VERSAR ENVIRONMENTAL COMPANY, INC.	[SEAL]
6850 Versar Center
Springfield, Virginia
22151
	By:	/s/ Theodore M. Prociv
Name: Theodore M. Prociv
Title: President

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